Exhibit 23

Bobbitt, Pittenger & Company, P.A.

Certified Public Accountants

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-12365, 333-145916, and 333-166846) of Seneca Foods Corporation of our report dated June 17, 2014, appearing in this Annual Report on form 11-K of Seneca Foods Corporation Employees’ Savings Plan for the years ended December 31, 2013 and 2012.

/s/Bobbitt, Pittenger & Company, P.A.

Bobbitt, Pittenger & Company, P.A.
Sarasota, Florida
June 17, 2014

1605 Main Street, Suite 1010 Sarasota, FL 34236 Telephone: 941-366-4450 FAX # 941-954-7508